UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2011

South Hertfordshire United Kingdom Fund, Ltd.

(Exact name of Registrant as specified in its charter)

Colorado	File No. 000-19889	84-1145140
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Media House, Bartley Wood Business Park, Hook,
Hampshire,
RG27 9UP, England

(Address of principal executive offices)

N/A

(Zip Code)

Registrant’s Telephone Number, including Area Code: + 44 1256 75 2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On May 9, 2011, South Hertfordshire United Kingdom Fund, Ltd. (the “Partnership”) completed the sale (the “Asset Sale”) of the Partnership’s 66.7% ownership interest in ntl (South Hertfordshire) Limited (“ntl South Herts”) to ntl (B) Limited for £14,293,000, pursuant to the Share Purchase Agreement (the “Share Purchase Agreement”), dated as of January 31, 2011, between the Partnership and ntl (B) Limited.

The Partnership’s entry into the Share Purchase Agreement and its terms were previously reported on the Partnership’s current report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2011.

The Partnership’s 66.7% ownership interest in ntl South Herts, which consisted of 299,390 A ordinary shares of ntl South Herts (the “Partnership Asset”), was the Partnership’s sole asset prior to the Asset Sale.  The Asset Sale resulted in the dissolution of the Partnership in accordance with the partnership agreement governing the Partnership (the “Partnership Agreement”).

The purchase price paid by ntl (B) Limited for the Partnership Asset represents the average of three separate independent appraisals of the fair market value of the Partnership Asset, as previously reported in the Partnership’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 18, 2011.

ntl (B) Limited, which prior to the Asset Sale owned the 33.3% of the shares of ntl South Herts not owned by the Partnership, is an indirect wholly owned subsidiary of Virgin Media Inc. and an affiliate of the Partnership and ntl Fawnspring Limited, the general partner of the Partnership (the “General Partner”).

Additional information regarding the relationships between the Partnership, the General Partner, and the officers and directors of the General Partner and their respective associates, on one hand, and ntl (B) Limited, Virgin Media Inc. and their respective affiliates, on the other hand, was previously reported in the Partnership’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 18, 2011.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 5, 2011, a special meeting (the “Special Meeting”) of the holders of the limited partnership interests (the “Partnership units”) of the Partnership was held to consider and vote upon a proposal to approve the Asset Sale.

Under the Partnership Agreement, the Asset Sale required the approval of holders (other than the General Partner and its affiliates) of a majority of the outstanding Partnership units.

Holders of 38,408 of the Partnership units were present in person or by proxy at the Special Meeting, representing approximately 67.46% of the 56,935 Partnership units outstanding and eligible to vote at the Special Meeting as of March 7, 2011, the record date of the Special Meeting.

At the Special Meeting, the Asset Sale proposal was approved by holders (other than the General Partner and its affiliates) of a majority of the outstanding Partnership units.  The final voting results at the Special Meeting with respect to the Asset Sale proposal were as follows:

For	Against	Abstained
34,626	2,896	886

The votes in favor of the Asset Sale proposal represented approximately 90.15% of the Partnership units present in person or by proxy at the Special Meeting and approximately 60.82% of the total Partnership units outstanding and eligible to vote.

The vote results summarized above represent final results as certified by the independent inspector of elections.

Item 8.01.  Other Events.

Following completion of the Asset Sale and the dissolution of the Partnership, the General Partner commenced the process of liquidating and winding up the Partnership in accordance with the Partnership Agreement and Colorado law.  The General Partner intends shortly to effect an initial distribution to the holders of the Partnership units and has established May 11, 2011 as the record date for that distribution.  Accordingly, the General Partner has determined to exercise its discretion to close the transfer books of the Partnership effective as of the close of business on May 10, 2011 until further notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2011

SOUTH HERTFORDSHIRE UNITED KINGDOM FUND, LTD.

By:	NTL FAWNSPRING LIMITED, its General Partner

By:	/s/ Robert Gale
Name:	Robert Gale
Title:	Director